UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11 2021

IDEANOMICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broadway, 19th Floor, New York, NY 10006

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	IDEX	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On June 11, 2021, the Company entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA II PN, Ltd., (“YA”). The Company will be able to sell up to 80,396,000 shares of its common stock at the Company’s request any time during the 36 months following the date of the SEDA’s entrance into force. The shares would be purchased at (i) 95% of the Market Price (as defined below) if the applicable pricing period is two consecutive trading days or (ii) 96% of the Market Price if the applicable pricing period is five consecutive trading days, and, in each case, would be subject to certain limitations, including that YA could not purchase any shares that would result in it owning more than 4.99% of the Company’s common stock. “Market Price” shall mean the lowest daily VWAP (as defined below) of the Company’s common stock during the two or five consecutive trading days, as applicable, commencing on the trading day following the date the Company submits an advance notice to YA. “VWAP” means, for any trading day, the daily volume weighted average price of the Company’s common stock for such date on the principal market as reported by Bloomberg L.P. during regular trading hours.

Pursuant to the SEDA, we are required to register all shares which YA may acquire. The Company shall file with the Securities and Exchange Commission a prospectus supplement to the Company's prospectus, dated January 19, 2021, filed as part of the Company’s effective shelf registration statement on Form S-3ASR, File No. 333- 253061, registering all of the shares of Common Stock that are to be offered and sold to YA pursuant to the SEDA.

Pursuant to the SEDA, we shall use the net proceeds from any sale of the shares for working capital purposes, including for general working capital purposes, which may include the repayment of outstanding debt and investment and acquisition activities.

There are no other restrictions on future financing transactions. The SEDA does not contain any right of first refusal, participation rights, penalties or liquidated damages. We did not pay any additional amounts to reimburse or otherwise compensate YA in connection with the transaction.

YA has agreed that neither it nor any of its affiliates shall engage in any short-selling or hedging of our common stock during any time prior to the public disclosure of the SEDA.

The foregoing is a summary description of certain terms of the Agreement. For a full description of all terms, please refer to the copy of the Agreement that is filed herewith as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

10.1	Standby Equity Distribution Agreement, dated as of June 11, 2021, by and between Ideanomics, Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: June 11, 2021	By:	/s/ Alfred Poor
	Name:	Aldred Poor
	Title:	Chief Executive Officer